                                                                  EXHIBIT 99.2

                         INDEPENDENT AUDITORS' REPORT

Officers and Directors
Century 21 of Eastern Pennsylvania, Inc.
King of Prussia, Pennsylvania

   We have audited the accompanying balance sheets of CENTURY 21 OF EASTERN PENNSYLVANIA, INC., (an "S" corporation) as of April 30, 1995 and 1994 and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of CENTURY 21 OF EASTERN PENNSYLVANIA, INC. as of April 30, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

   As discussed in Note 13 to the financial statements, certain errors resulting in an overstatement of previously reported expenses as of April 30, 1995 and 1994, were discovered by management of the Company during the current year. Accordingly, the 1995 and 1994 financial statements have been restated to correct the error.

WOOLARD, KRAJNIK & COMPANY
Exton, Pennsylvania
June 22, 1995
(Except for Note 13,
as to which the date is
October 12, 1995)

                   CENTURY 21 OF EASTERN PENNSYLVANIA, INC.
                                BALANCE SHEETS

                                                           OCTOBER 31,    APRIL 30,    APRIL 30,
                                                              1995          1995         1994
                                                         -------------  -----------  -----------
                                                           (UNAUDITED)
ASSETS
Current assets:
 Cash, unrestricted (Note 2) ...........................   $  397,329     $ 133,640    $ 121,427
 Cash, restricted (Note 2) .............................      350,868       350,868      105,854
 Accounts receivable (Note 5) ..........................      150,523       153,953      179,311
 Notes receivable, less allowance for bad debts of
  1994--$22,499 (Note 3) ...............................       30,423            --        3,970
 Employee advances .....................................        3,350         9,700           --
 Prepaid expenses (Note 11) ............................       37,636        48,869       30,591
                                                         -------------  -----------  -----------
    Total current assets ...............................      970,129       697,030      441,153
                                                         -------------  -----------  -----------
Property, plant and equipment:
 Furniture and fixtures ................................      480,730       475,423      461,016
 Transportation equipment ..............................       35,575        35,575       35,575
                                                         -------------  -----------  -----------
                                                              516,305       510,998      496,591
    Less accumulated depreciation ......................      450,971       417,992      389,400
                                                         -------------  -----------  -----------
    Total property, plant and equipment ................       65,334        93,006      107,191
                                                         -------------  -----------  -----------
Other assets:
 Notes receivable, less allowance for bad debts of
  1995--$70,951 (Note 3) ...............................           --         1,466           --
 Deposit (Note 8) ......................................           --        21,632       40,547
 Franchise cost, (net of amortization of 1995--$6,534;
  1994--$6,190) ........................................           --            --          344
 Other assets ..........................................        2,718            --           --
                                                         -------------  -----------  -----------
                                                                2,718        23,098       40,891
                                                         -------------  -----------  -----------
                                                           $1,038,181     $ 813,134    $ 589,235
                                                         =============  ===========  ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable ......................................   $   85,546     $ 119,362    $ 102,623
 Pension plan payable (Note 6) .........................        5,725        11,126        9,236
 Advertising fund escrow (Note 2) ......................      350,868       350,868      105,854
 Payroll and other taxes payable .......................        3,825         1,840        5,523
 Accrued compensated absences ..........................       48,028        48,028       38,654
 Accrued commissions ...................................        4,375        46,331       47,558
 Accrued expenses ......................................      121,288        32,644       10,000
                                                         -------------  -----------  -----------
    Total current liabilities ..........................      619,655       610,199      319,448
                                                         -------------  -----------  -----------
Shareholders' equity:
 Capital stock, par value $1,149,000 shares
 authorized, 10,000 shares issued, 5,100 shares
 outstanding ...........................................       10,000        10,000       10,000
 Retained earnings .....................................      526,526       310,935      377,787
 Treasury stock, 4,900 shares at cost ..................     (118,000)     (118,000)    (118,000)
                                                         -------------  -----------  -----------
    Total shareholders' equity .........................      418,526       202,935      269,787
                                                                        -----------  -----------
    Total liabilities and shareholders' equity  ........   $1,038,181     $ 813,134    $ 589,235
                                                         =============  ===========  ===========

   The accompanying notes are an integral part of the financial statements

                   CENTURY 21 OF EASTERN PENNSYLVANIA, INC.
                STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                                           RESTATED (NOTE 13)
                                           FOR THE SIX MONTHS ENDED    --------------------------
                                         ----------------------------     YEARS ENDED APRIL 30
                                          OCTOBER 31     OCTOBER 31,   --------------------------
                                             1995           1994           1995          1994
                                         -------------  -------------  ------------  ------------
                                          (UNAUDITED)    (UNAUDITED)
INCOME:
 SERVICE FEES ..........................   $2,199,492     $2,398,417     $3,953,131    $4,059,538
 FRANCHISE FEES ........................       46,000         78,300        120,353         8,344
 TRAINING FEES .........................       28,605         26,891         55,617        86,253
                                         -------------  -------------  ------------  ------------
                                            2,274,097      2,503,608      4,129,101     4,154,135
OPERATING EXPENSES .....................    1,780,659      1,963,353      3,673,354     3,944,634
                                         -------------  -------------  ------------  ------------
INCOME FROM OPERATIONS .................      493,438        540,255        455,747       209,501
                                         -------------  -------------  ------------  ------------
OTHER INCOME:
 INTEREST INCOME .......................          931          2,383          5,451        14,163
 MISCELLANEOUS INCOME ..................        1,172             --         17,617            30
 GAIN ON SALE OF ASSET .................           50            200          1,000         2,761
                                         -------------  -------------  ------------  ------------
                                                2,153          2,583         24,068        16,954
                                         -------------  -------------  ------------  ------------
INCOME BEFORE TAXES ....................      495,591        542,838        479,815       226,455
INCOME TAXES (NOTE 7)...................           --             --             --            --
                                         -------------  -------------  ------------  ------------
NET INCOME .............................      495,591        542,838        479,815       226,455
RETAINED EARNINGS, BEGINNING OF PERIOD        310,935        377,787        377,787       398,963
                                         -------------  -------------  ------------  ------------
DISTRIBUTIONS TO SHAREHOLDERS ..........     (280,000)      (326,938)      (546,667)     (247,631)
RETAINED EARNINGS, END OF PERIOD  ......   $  526,526     $  593,687     $  310,935    $  377,787
                                         =============  =============  ============  ============



  The accompanying notes are an integral part of these financial statements

                   CENTURY 21 OF EASTERN PENNSYLVANIA, INC.
                           STATEMENTS OF CASH FLOWS

                                                                              RESTATED (NOTE 13)
                                                                        ----------------------------
                                           SIX MONTHS ENDED OCTOBER 31,     YEARS ENDED APRIL 30,
                                          ----------------------------  ----------------------------
                                               1995           1994           1995           1994
                                          -------------  -------------  -------------  -------------
                                            (UNAUDITED)    (UNAUDITED)
Cash flows from operating activities:
 Cash received from customers............   $ 2,248,570    $ 2,512,234    $ 4,149,014    $ 4,091,190
 Interest and dividends received ........           931          2,383          5,451         14,163
 Other operating receipts................         1,172             --         17,617             30
 Cash paid to suppliers and employees ...    (1,701,727)    (1,768,957)    (3,333,118)    (3,748,137)
 Interest paid...........................            --             --             --             (5)
                                          -------------  -------------  -------------  -------------
Net cash provided by operating
 activities (Note 12)....................       548,946        745,660        838,964        357,241
                                          -------------  -------------  -------------  -------------
Cash flows from investing activities:
 Cash payments for the purchase
  of property............................        (5,307)       (10,770)       (36,070)      (107,750)
 Cash proceeds from the sale of
 property................................            50            200          1,000          3,700
                                          -------------  -------------  -------------  -------------
Net cash used by investing activities ...        (5,257)       (10,570)       (35,070)      (104,050)
                                          -------------  -------------  -------------  -------------
Cash flows from financing activities:
 Distributions to shareholders ..........      (280,000)      (326,931)      (546,667)      (247,631)
                                          -------------  -------------  -------------  -------------
Net cash used by financing activities  ..      (280,000)      (326,931)      (546,667)      (247,631)
                                          -------------  -------------  -------------  -------------
Net increase in cash.....................       263,689        408,159        257,227          5,560
Cash, beginning of periods ..............       484,508        227,281        227,281        221,721
                                          -------------  -------------  -------------  -------------
Cash, end of periods ....................   $   748,197    $   635,440    $   484,508    $   227,281
                                          =============  =============  =============  =============


   The accompanying notes are an integral part of the financial statements.

                   CENTURY 21 OF EASTERN PENNSYLVANIA, INC.
                        NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 History and business activity:

   CENTURY 21 OF EASTERN PENNSYLVANIA, INC. is a sub-franchiser of "CENTURY 21" franchises in Eastern Pennsylvania and New Castle County, Delaware. For a fee, it distributes to real estate sales offices in the above areas the right to use the "CENTURY 21" name and provides them with sales training programs and other administrative tools.

 Allowance for bad debts:

   The Company considers accounts receivable to be fully collectible; however, experience indicates that notes receivable required an allowance for bad debts account due to the high rate of failure. An analysis of historical data reveals that approximately 87% of all notes become uncollectible; notes are generally made up of delinquent service fees. When notes become uncollectible, they will be removed from the receivable and the related allowance account.

 Cash and cash equivalents:

   For the purpose of the statements of cash flows, the Company considers all securities with a maturity of three months or less to be cash equivalents.

 Property and equipment:

   Property and equipment are stated at cost. Expenditures for property and those which substantially increase the useful lives are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their cost and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income. Depreciation is provided by both the straight line and accelerated methods over the estimated useful lives of the assets. Estimated useful lives are as follows:


            FURNITURE AND FIXTURES .........    5-7 YEARS
            AUTOMOBILE......................    5 YEARS


 Amortization of franchise costs:

   Amortization of franchise costs is provided on the straight line method over a twenty year period.

 Revenue recognition:

   Franchise fee revenue is recognized when all material conditions of the sale have been substantially performed.

2. CASH:

   Cash-restricted, in the amount of 1995--$350,868 and 1994--$105,854, is a trust fund held by the Company on behalf of all member brokers. This trust is restricted for use in future periods for advertising.

   All funds are held in deposit accounts in a Pennsylvania bank, insured up to $100,000 per bank by the Federal Deposit Insurance Corporation. For 1995, these accounts exceed this insured limit by $419,997. This represents a potential loss of $419,997 arising from a concentration of credit risk should it become necessary for the FDIC to fund depositor accounts due to bank failure.

                   CENTURY 21 OF EASTERN PENNSYLVANIA, INC.
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. NOTES RECEIVABLE:

                                                                  1995      1994
                                                               ---------  --------
8% Note due from a Century 21 broker. Beginning May 1, 1994, monthly payments of $3,000 were due. Principal and accrued
 interest are due in full at December 20, 1995. This note is
 delinquent...................................................   $70,951   $    --

$1,000 Non-interest bearing note due from Century 21
 University Realty, Inc. Payments were to be made in ten
 installments of $100 starting October, 1985..................        --       400

8% Note due from Century 21 Colonial Pride. Principal and
 accrued interest are due in full on October 1, 1995. This
 note was prepaid.............................................        --    24,603

8% Note due from Century 21 Prestige. Principal and accrued
 interest were due in full October, 1994. No payments have
 been received to date........................................     1,466     1,466
                                                               ---------  --------
                                                                  72,417    26,469
Less current maturities.......................................        --    26,469
                                                               ---------  --------
                                                                 $72,417   $    --
                                                               =========  ========

4. COMMITMENTS:

 Franchise commitments:

   The Company is obligated under the terms of its franchise agreement to pay 15.00% of the previous month's receipts, from the sale of franchise agreements and service fees for the sale of real property, to CENTURY 21 Real Estate Corporation. Additionally, the Company is obligated to spend 10.00% of its receipts for advertising. The Company also is obligated to credit member brokers for start-up costs in varying amounts not to exceed $4,500 for brokers existing as of January 1, 1990.

 Lease commitments:

   The lease on the Company's main office in King of Prussia, Pennsylvania which was set to expire March 14, 1995 has been extended to December 31, 1999. The Company leases the premises for an annual rental of $147,660, payable in monthly installments. Rent will be increased annually, based upon 50% of the increase in the consumer price index.

5. ACCOUNTS RECEIVABLE:

   Accounts receivable consists of those funds due from franchise sales and broker's service fees. Accounts receivable from service fees represents actual cash received through June 15, 1995. This policy is consistent with prior years.

6. EMPLOYEE BENEFIT PLANS:

   The Company maintains a 401K plan whereby an employee may contribute on a voluntary basis up to 12.5% of his compensation. The Company is obligated to match 20% of the employees' contributions starting January 1, 1991. The Company's contribution for the fiscal year was 1995--$11,126 and 1994--$9,236.

   The Company has a defined contribution profit-sharing plan for eligible employees. Each year the Company determines the amount of its contribution, if any, to the fund. The contributions are allocated to participating employees from which benefits are paid. To be eligible to participate in the plan, an

                   CENTURY 21 OF EASTERN PENNSYLVANIA, INC.
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)


6. EMPLOYEE BENEFIT PLANS: (Continued)

employee must have completed one year of service and reached the age of 21. Voluntary contributions up to 10% of an employee's compensation may be made by payroll deduction. Vesting in the plan is graduated with full vesting after seven years of service. The plan also provides for death and disability provisions. During 1987, the Company suspended funding of the plan. During 1994, the Company reinstated funding to this plan. The Company's contributions for the year amounted to 1995--$0 and 1994--$25,972.

7. INCOME TAXES:

   The Company files its federal income tax return under the provision of an "S" corporation of the Internal Revenue Code, whereby it pays no federal income tax. The income or loss is included in the individual income tax returns of the shareholders. The Company also has obtained "S" status for Pennsylvania income tax reporting purposes.

8. DEPOSITS/TAXES RECEIVABLE:

   Under the 1987 Tax Reform Act, Section 444, the Company elected to retain its "S" Corporation fiscal year end. The election requires the Company to maintain a deposit based on the amount of income being deferred and the length of the deferral period. The deferred income consists of the amount of income each shareholder will receive, i.e., salary, bonus and share of Company profits. The deferral period is the number of months between the Company's fiscal year end and December 31. For 1995 and 1994, a refund is due in the amount of $18,915 and $19,582, respectively.

9. CONTINGENCIES:

   Litigation--Certain claims, suits, and complaints arising in the ordinary course of business have been filed or are pending against the Company. In the opinion of counsel and management, most matters are adequately covered by insurance, or if not so covered, are without merit or are of such kind, or involve such amounts, as would not have a significant effect on the financial position or results of operations of the Company if disposed of unfavorably. One claim involves a plaintiff who named the Company in his suit against an agent of one of the brokers in the eastern region of Pennsylvania. The plaintiff's case against the Company depends on his being able to prove an agency relationship between the real estate agent and the Company. Even though damages could be substantial, counsel believes the likelihood of an agency relationship being proved is minimal. The case still has not gone to trial.

10. CONCENTRATION OF CREDIT RISK:

   The Company's receivables are due from real estate brokers located in eastern Pennsylvania.

11. RELATED PARTIES:

   Related party transactions result from payments made to the two shareholders of the Company. For 1995 and 1994, the Company paid the shareholders a combined salary, including bonuses of $245,897 and $237,017, respectively. The Company also paid the shareholders commissions totalling $296,250 for 1994. Finally, the Company made payments of $24,504 to a shareholder's life insurance trust for both 1995 and 1994. For both years, $4,083 was prepaid.

                   CENTURY 21 OF EASTERN PENNSYLVANIA, INC.
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)

12. RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES:



                                          SIX MONTHS ENDED OCTOBER 31,     YEARS ENDED APRIL 30,
                                          ---------------------------     ----------------------
                                                1995         1994            1995        1994
                                            -----------  -----------      ----------  ----------
                                             (UNAUDITED)  (UNAUDITED)
Net income ................................   $495,591     $542,838         $479,815    $226,455
Adjustments to reconcile net income to net
 cash provided by operating activities:
 Depreciation and amortization.............     32,979       29,291           50,599      41,889
 Bad debts ................................         --           --           48,452          --
 Allowance for bad debts...................         --       22,499               --      22,499
 Gain on disposal of property..............        (50)        (200)          (1,000)     (2,761)
(Increase) decrease in:
 Accounts receivable.......................      3,430       (3,744)          25,358       8,857
 Notes receivable..........................    (28,957)     (10,129)         (45,948)    104,376
 Employee advance..........................      6,350           --           (9,700)         --
 Prepaid expenses..........................     11,233       (5,483)         (18,278)    (17,156)
 Deposits..................................     18,914       19,582           18,915      19,582
Increase (decrease) in:
 Accounts payable..........................    (33,816)     155,031           16,739      (7,795)
 Accrued liabilities.......................     46,688        2,643           30,791      (4,120)
 Pension plan payable......................     (5,401)      (4,220)           1,890       1,480
 Payroll taxes payable.....................      1,985       (2,448)          (3,683)      3,849
 Advertising fund .........................         --           --          245,014     (39,914)
                                            -----------  -----------      ----------  ----------
Net cash provided by operating activities .   $548,946     $745,660         $838,964    $357,241
                                            ===========  ===========      ==========  ==========

13. CORRECTION OF AN ERROR:

   Subsequent to the issuance of the financial statements, errors resulting in an overstatement of commissions and officers salaries were discovered. Correction of these errors resulted in an increase in net income of 1995--$546,667; 1994--$247,631. These amounts have been reclassified as distributions to shareholders.

                               1995        1994
                            ----------  ----------
    Commissions ..........   $471,667    $247,631
    Salaries--officer ....     75,000          --
                            ----------  ----------
                             $546,667    $247,631
                            ==========  ==========

   Compensation expense after such restatement is reasonable for the 1 1/2 full time equivalent employee shareholder participating in the operations of the Company. The distribution to shareholders consists of dividends which represent a reasonable return on investment over the Company's 20 years of operations.

14. NOTE TO (UNAUDITED) INTERIM FINANCIAL STATEMENTS

   The balance sheet as of October 31, 1995, the statements of operations and cash flows for the six months ended October 31, 1995 and October 31, 1994 and the statements of stockholders' equity as of October 31, 1995 are unaudited. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and changes in cash flows at October 31, 1995 and October 31, 1994 have been made.

   The results of operations for the period ended October 31, 1995 are not necessarily indicative of the operating results for the full year.

15. SUBSEQUENT EVENT (UNAUDITED)

   During December 1995 the company signed a letter of intent to sell the assets of the Company to HFS Incorporated ("HFS").